SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 7, 2012
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RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On March 6, 2012, Daimler AG introduced its third vehicle using Research Frontiers' SPD-SmartGlass technology at the 82nd Geneva International Motor Show. The special limited edition of the Mercedes-Benz Viano PEARL features as standard equipment SPD-SmartGlass technology in the luxury van's four rear side windows, allowing rear enhanced privacy as well as instant heat, light and glare control. This glass is manufactured by Research Frontiers' licensee Isoclima S.p.A.

Research Frontiers also issued a press release on March 6, 2012 about this development.

As noted in the press release, the special limited edition of the Mercedes-Benz Viano PEARL uses patented SPD-SmartGlass technology developed by Research Frontiers Inc. to give drivers and passengers the ability to change the tint of their car’s rear side windows from dark to clear instantly with the press of a button.

The Mercedes-Benz Viano Pearl is the third series production vehicle to offer MAGIC SKY CONTROL with SPD-Smart technology. In addition, the Mercedes-Benz Viano Pearl is the first vehicle to offer SPD-SmartGlass in the side windows of a vehicle. Furthermore, the Mercedes-Benz Viano Pearl is also the first vehicle to offer SPD-SmartGlass windows as standard equipment. Previously, Daimler introduced the Mercedes-Benz SLK and SL roadsters with SPD-SmartGlass windows as an optional feature.

On March 6, 2012 Daimler AG issued a press release about the world premiere at the Geneva Motor Show of the Mercedes-Benz Viano Pearl. In their press release Daimler AG highlights the “Impressive dimming effect with electrochromatic glass” of this vehicle. In discussing this feature in their press release, Daimler AG indicated:

“Impressive dimming effect with electrochromatic glass

-Passengers are able to control the degree of privacy which they wish to enjoy on board the Viano PEARL Limited Edition, thanks to MAGIC SKY CONTROL, featuring electrochromatic glass for the rear side windows which can be darkened at the touch of a button. The glazing can be switched directly from light to dark or dimmed in ten successive stages. This effect is made possible by liquid crystals in the double glazing which adjust their orientation according to the applied voltage, thereby altering the degree of transparency.”

In its press release, Daimler AG indicated that the Mercedes-Benz Viano PEARL Limited Edition will be available for ordering from the spring. The initial vehicles will be delivered to customers in the summer of 2012. More details and photos about the new Mercedes-Benz Viano PEARL is available from Daimler’ website.

Joseph M. Harary, President and CEO of Research Frontiers, noted from the floor of the Geneva Motor Show: “It was quite exciting to participate in today’s launch of the new Mercedes-Benz Viano PEARL using our SPD-SmartGlass technology. Daimler has vigorously tested and validated our SPD-Smart light-control technology, and from a marketing standpoint, they have also been an excellent launch customer. We are very pleased that they have chosen to extend the use of our SPD-SmartGlass technology to another vehicle in their product line, and look forward to further product introductions.”

The MAGIC SKY CONTROL feature using SPD-Smart light-control technology allows drivers many benefits such as blocks over 99% of harmful UV radiation and substantially reduces heat inside the vehicle. This increases passenger comfort and reduces air conditioning loads, thereby saving fuel and reducing CO2 emissions.

Research Frontiers holds approximately 500 patents and patent applications worldwide on its SPD-Smart light-control technology, and licenses it to 39 companies, including most of the world’s leading automotive glass manufacturers.

Details are noted in the press releases attached as exhibits to this report. These press releases are also available on the Company's website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Research Frontiers Press Release dated March 6, 2012.

99.2	Daimler AG Press Release dated March 6, 2012.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Joseph M. Harary
By: Joseph M. Harary
Title: President and CEO

Dated: March 7, 2012